Exhibit 23.1


                          Consent of Thomas Monahan CPA


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                                     CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated May 1, 2000, relating to the audited financial statements for period from inception (February 18, 2000) to June 30, 2000 in a registration statement on SB-2 of Britannia Capital Corporation to be filed with the Securities and Exchange Commission.



Dated: July 20, 2000


                                       /s/Thomas Monahan
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                                       Thomas Monahan CPA